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        DATED                      3 APRIL                           1997
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                                  COUNTDOWN PLC




                                      -AND-




                              C.E.C. RADBONE, ESQ.


                          -----------------------------

                                SERVICE AGREEMENT

                          -----------------------------



                                  LEWIS SILKIN
                                  WINDSOR HOUSE
                               50 VICTORIA STREET
                                 LONDON SW1H ONW
                               TEL: 0171 227 8000
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THIS DEED OF AGREEMENT is made the 3rd day of April 1997

BETWEEN:

(1) Countdown Plc whose registered office is at 42 Doughty Street, London WC1N 9IY ("the Company"); and

(2) Christopher E.C. Radbone of 19 Calonne Road, London, SW19 5HH ("the Executive")

NOW IT IS HEREBY AGREED as follows:

1.  DEFINITIONS

Defined terms and phrases for the purposes of this Agreement are set out in
Schedule 1.

2.  JOB TITLE

         2.1 The Company shall employ the Executive and the Executive shall serve the Company as the Managing Director.

3.  JOB DESCRIPTION, DUTIES AND RESPONSIBILITIES

         3.1 The Executive shall carry out such duties, exercise such powers and responsibilities as the Company may require from time to time provided that such duties, powers and responsibilities are consistent with the Executive's position.

         3.2 During the period of his employment with the Company, the Executive shall:-

                  3.2.1 report to the Board and/or such other person(s) as the Company shall determine from time to time;

                  3.2.2 comply with such lawful directions as the Company or any Associated Company to which he shall be seconded shall give from time to time and with such rules and regulations concerning his employment as shall apply from time to time;

                  3.2.3 carry out his duties and exercise his powers and responsibilities faithfully, efficiently and diligently and use his utmost endeavours to maintain, extend, develop and promote the interests and reputation of the Company and the Associated Companies;

                  3.2.4 keep the Company fully informed of his activities and promptly provide such information and explanations as may be requested from time to time by the Company regarding such activities;

                  3.2.5 unless incapacitated by illness or injury, devote the whole of his working time, attention and ability to his duties under this Deed of Agreement;
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                                      - 2 -


                  3.2.6 undertake such travel both outside and inside the United Kingdom in such manner, on such occasions and for such periods as the Company may reasonably require for the proper performance of his duties.

         3.3 Subject to any written regulations issued by the Company, the Executive shall not without the prior consent of the Company directly or indirectly receive or obtain any fee, gratuity, commission, rebate, discount or other payment or benefit whether in kind or otherwise from any Person as a consequence of business transacted by the Company or any Associated Company or otherwise as a result of his employment with the Company.

         3.4 The Executive shall not without the written prior approval of the Board properly recorded by way of a Board minute:-

                  3.4.1 incur expenditure of an exceptional level or in excess of such sums as may be authorised from time to time;

                  3.4.2    dismiss any Key Person;

                  3.4.3 engage or employ a Key Person in circumstances where such employee will receive a total annual remuneration in excess of (pound)30,000 or such other sum as the Board shall determine from time to time or whose notice entitlement exceeds one month;

                  3.4.4 enter into on behalf of the Company or any Associated Company any commitment, contract or arrangement outside the scope of his normal duties or of an unusual or onerous or long term nature or otherwise than in the normal course of business.

4.  TERM AND NOTICE

         4.1 The Executive's employment with the Company under this Deed of Agreement will commence on the date hereof.

         4.2 The Executive's period of continuous employment with the Company commenced in December 1970.

         4.3 Subject to the provisions for earlier termination contained in this Deed of Agreement, the Executive's employment shall continue for an initial term of three years from the date hereof and thereafter until terminated by either party giving to the other not less than 3 months' written notice.

         4.4 The Company reserves the right, at its discretion, to pay basic salary in lieu of notice and to pay to the Executive a sum in lieu of any of the benefits which the Executive is contractually entitled to receive by virtue of his employment under this Deed of Agreement during his notice period, such sum to be equivalent to the value of providing such benefits whether notice is given by the Company or by the Executive.
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5.  REMUNERATION

         5.1 During his employment with the Company, the Company shall pay to the Executive:-

                  5.1.1 a basic salary at the rate of (pound)103,054 per annum which shall accrue from day to day and be payable by equal monthly instalments on or around the last working day of each month or on such other day in accordance with the Company's accounting practices from time to time. Payment is made on that day in respect of the whole calendar month.

                  5.1.2 the Executive's basic salary shall be reviewed by the Company on or around 1 August each year and may be increased by the Company with effect from that date or such other date as the Company shall determine by such amount (if any) as the Company shall determine at its absolute discretion (without obligation).

         5.2 The Company shall be entitled to deduct from the Executive's salary and such other monies as may be payable or reimbursable to the Executive all sums from time to time owing or otherwise payable from the Executive to the Company or any Associated Company.

         5.3 Any benefits provided by the Company or any Associated Company to the Executive which are not expressly referred to in this Deed of Agreement shall be regarded as ex gratia and made at the absolute discretion of the Company and shall not confer any contractual entitlement upon the Executive or any third party.

6.  HOURS OF WORK

         6.1 The Executive shall normally work 40 hours per week (Monday to Friday inclusive) together with such additional hours outside these hours, including hours at weekends or during holidays, as are reasonably necessary for the proper performance of the Executive's duties. The Executive shall not be entitled to additional remuneration for work performed outside normal working hours.

7.  PLACE OF WORK

         7.1 The Executive's place of work shall initially be the Company's premises in London but the Company may require the Executive to work either temporarily or permanently at such location in the United Kingdom as the Company shall require from time to time.

8.  BENEFITS AND EXPENSES

         8.1      Company Car

                  8.1.1 The Company shall provide the Executive with a Jaguar motor car, or another motor car of an equivalent make and
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                           model commensurate with the Executive's position, for
                           the Executive's business and personal use. The company car may be used by members of the Executive's immediate family at the Company's absolute discretion from time to time.

                  8.1.2 The Company shall be responsible for the costs of maintaining, servicing, taxing and insuring the company car.

                  8.1.3 The Executive shall take good care of the company car and comply with all regulations laid down by the Company from time to time regarding its company cars and shall forthwith notify the Company of any accidents involving the company car and of any charges brought against him or other users of the company car arising from driving offences and on the termination of his employment the Executive shall forthwith return the company car to the Company at its head office or such other location as the Company shall direct together with all keys and other documents relating to the company car.

                  8.1.4 Subject to 8.1.1, the company car may be replaced from time to time at the Company's sole discretion with a car of equivalent value.

                  8.1.5 The Company may withdraw the provision of the company car if the Executive is disqualified from driving or otherwise fails to maintain a valid current driving licence entitling him to drive in the United Kingdom but in such circumstances and provided that the company car is not subject to lease, lease purchase or hire purchase, the Executive shall be entitled to additional salary in lieu thereof.

         8.2      Pension

                  8.2.1 The Company shall, subject to statutory limits, continue to pay the sum equivalent of (pound)20,000 per annum into the Countdown Self Administered Pension Scheme on behalf of the Executive.

                  8.2.2 There is a contracting out certificate in force in relation to the Executive's employment under this Deed of Agreement.

         8.3      Benefits Schemes

                  8.3.1 Subject always to their terms and conditions and rules the Executive shall be entitled to participate at the Company's expense in the following insurance schemes from time to time:
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                  8.3.1.1  the Company's private medical insurance scheme;

                  8.3.1.2  the Company's permanent health insurance scheme;

                  8.3.1.3  an annual travel insurance scheme.

                  8.3.1.4 a Scottish equitable life insurance policy in favour of Countdown plc (2) Executive Retirement and Death Benefit Scheme.

         8.3.2 The Company reserves the right to amend, substitute or replace the above schemes.

         8.4      Expenses

                  8.4.1 The Executive shall be reimbursed all reasonable expenses properly, wholly and exclusively incurred by him in the proper performance of his duties under this Deed of Agreement subject to the approval of the Company on the production of valid receipts or such other supporting documentary evidence as the Company may require and compliance with the Company's then current regulations relating to expenses.

                  8.4.2 Where the Company issues a company credit or charge card to the Executive, he shall use such card only for expenses reimbursable by the Company and shall return and cancel the card forthwith upon the termination of his employment.

9.  HOLIDAY

         9.1      The Company's holiday year shall run from 1 January to 31
                  December.

         9.2 In addition to Bank and other public holidays but subject to the provisions of this Clause the Executive shall be entitled to 30 working days' holiday in each holiday year at such time(s) as may be convenient to the Company and which right shall accrue from day to day. Any accrued entitlement to a part day's holiday shall be rounded down.

         9.3 Save with the prior written consent of the Company, the Executive shall not be entitled to carry forward any accrued holiday entitlement from one year to another.

         9.4 Any holiday taken shall be in accordance with the Company's rules and regulations governing holidays from time to time.

         9.5 On the termination of the Executive's employment he shall be entitled to be paid in lieu of accrued untaken holiday on a pro rata basis and at the rate of 1/240 of his basic annual salary for each untaken day's
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                                      - 6 -


                  accrued holiday entitlement. If on the termination of his employment the Executive has exceeded his approved pro rata holiday entitlement for that holiday year, the excess will be deducted at such rate from any sums due to the Executive and to the extent that such deduction is insufficient such excess will become repayable by the Executive at such rate.

         9.6 The Company may require the Executive to take outstanding holiday entitlement during any period of notice.

         9.7 Holiday entitlement shall only accrue during any absence due to illness or injury at the absolute discretion (without obligation) of the Company.

10.  INCAPACITY

         10.1 If the Executive shall at any time be absent from work due to illness or injury he shall as soon as reasonably practicable inform the Company of the reason for his absence and its anticipated duration and shall keep the Company informed of such matters at such intervals as the Company may reasonably require.

         10.2 If the Executive is absent from work due to illness or injury for more than seven days (including non-working days), he shall as soon as is reasonably practicable thereafter send to the Company a statement of his incapacity signed by a registered medical practitioner and shall send such further statements at such intervals as the Company may reasonably require (which shall not be more than once weekly) to cover the full period of absence. On each occasion that a medical practitioner's certificate expires and the Executive does not anticipate returning to work, he must notify the Company as soon as practicable.

         10.3 For Statutory Sick Pay purposes, the Executive's qualifying days shall be his normal working days, which shall be Monday to Friday.

         10.4 The Company may at its expense at any time, if the Executive is then incapacitated, require the Executive to undergo such medical examinations and/or tests by such doctor(s) (and other suitable medically qualified person(s)) as shall be nominated by the Company and the Executive authorises such doctor(s) or other person(s) to disclose to and discuss with the Company and/or its medical adviser(s) the results of such examinations and/or tests provided such disclosure is restricted to matters which could affect the Executive's employment with the Company.

         10.5 If the Executive is absent due to illness or injury, providing that he shall have complied with the terms of this Deed of Agreement and the Company's then current regulations relating to incapacity he shall be paid Company Sick Pay equivalent to his basic salary for up to 13 weeks absence in aggregate in any period of twelve months after which sick
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                  pay will be paid for such period as the Company in its
                  absolute discretion (without obligation) considers reasonable in the circumstances.

         10.6 Company Sick Pay payable to the Executive shall be reduced by any Statutory Sick Pay received by the Executive and any State or other benefits recoverable by the Executive (whether or not recovered).

11.  ASSOCIATED COMPANIES

         11.1 The Company shall be entitled for such period(s) as the Company may require from time to time to require the Executive to hold such offices as the Company shall direct with any Associated Company subject to the Executive's consent such consent not to be unreasonably withheld or delayed.

12.  DISCIPLINARY SICKNESS AND POOR PERFORMANCE PROCEDURE AND GRIEVANCE
PROCEDURES

         12.1 There is no specific disciplinary procedure applicable to the Executive's employment nor any specific provisions for dealing with grievances. In the case of any grievance, the Executive should apply to the Chairman.

         12.2 In order to investigate any allegation of misconduct the Company is entitled to suspend the Executive on full pay and benefits for such period as the Company shall, at its absolute discretion, determine appropriate in order to carry out a proper investigation. During such investigation, the Executive shall co-operate with the Company in its investigation into the alleged misconduct.

13.  TERMINATION

         13.1 The Company shall be entitled to terminate the Executive's employment summarily by notice if the Executive:-

                  13.1.1   is guilty of gross misconduct;

                  13.1.2 has committed a serious breach of a material term of this Deed of Agreement other than a breach which (being capable of being remedied) is fully remedied by the Executive to the satisfaction of the Company within a reasonable period of his being called upon to do so;

                  13.1.3 has wilfully neglected or refused to discharge his duties hereunder;

                  13.1.4 is grossly incompetent in the performance of his duties;

                  13.1.5 acts or omits to act in such a way as likely to prejudice the interests or reputation of the Company or any Associated Company;

                  13.1.6 is convicted of any indictable offence excluding offenses which do not affect the Executive's position and excluding minor road traffic offenses not resulting in imprisonment;
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                  13.1.7   becomes prohibited by law or disqualified from being
                           a director of a company;

                  13.1.8 becomes of unsound mind or a patient for the purpose of any statute relating to mental heath;

                  13.1.9 commits an offence relating to insider dealing or is in breach of the Model Code for Securities Transactions by Directors of Listed Companies or any other rules or regulations relating to any Recognised Investment Exchange;

                  13.1.10 becomes bankrupt or makes any arrangement or composition with or for the benefit of his creditors;


                  13.1.11 commits any act of dishonesty relating to and adversely affecting the reputation or business of the Company, any Associated Company.

         13.2 The Executive will have no claim against the Company for breach of contract if his employment is terminated with immediate effect by reason of the liquidation of the Company for purposes of amalgamation or reconstruction provided that he is offered employment with the reconstructed or amalgamated company on terms no less favourable than the terms of this Agreement.

         13.3 During any period of notice, and provided that the Company continues to pay the Executive his salary and to provide all benefits or to pay a sum in lieu of cost to the Company of such benefits to him to which he is contractually entitled until the termination of his employment, then the Company shall be entitled at its discretion:-

                  13.3.1 to require the Executive not to carry out his duties or to exercise his powers or responsibilities under this Deed of Agreement during the remaining period of his employment (or any part of such period);

                  13.3.2 to require the Executive to resign immediately from any offices he may hold in the Company or in any Associated Company;

                  13.3.3 to require the Executive not to attend his place of work or any other premises of the Company or any Associated Company during the remaining period of his employment (or any part of such period);

                  13.3.4 to require the Executive to return to the Company all documents, computer disks and other property (including summaries, extracts or copies) belonging to the Company or any Associated Company or to their clients or customers containing confidential information;

                  13.3.5 to appoint one or more persons to undertake the Executive's duties and/or responsibilities and/or to assume the Executive's position.
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         13.4     Retirement

                  This Deed of Agreement shall terminate automatically on the Executive reaching his normal retirement age (which is 65).

         13.5     Obligations on Termination

                  On the termination of this Deed of Agreement for whatever reason the Executive shall:

                  13.5.1 immediately return to the Company's offices or such other location as the Company shall direct all equipment, documents, credit or charge cards, computer disks, computer software and hardware, portable telephones, notes, specifications, Board minutes and papers, plans, prototypes, keys, customer or client lists, technical information and data, reports and any other property (including copies, summaries and excerpts) belonging to or relating to the business of the Company or any Associated Company, or created by the Executive in the course of his employment by the Company, which are in the Executive's possession or under his control;


                  13.5.2 at the Company's request resign as a director of and from any other office held in the Company or any Associated Company and the Executive having failed to do so within twenty-one days of such request the Company is hereby irrevocably authorised to appoint some person to act as the Executive's attorney and in his name and on his behalf to sign and execute any documents and do such other acts to give effect to this clause and the Executive agrees to ratify and confirm all such acts done pursuant to any such power of attorney.

         13.6 The Executive will both during and at any time after the termination of his employment under this Deed of Agreement provide the Company or any Associated Company with such assistance as it may require in the conduct of such proceedings in any Court, Tribunal or other body of competent jurisdiction as may arise in respect of which the Company any Associated Company or its or their legal advisers believe the Executive may be able to provide assistance provided that the Company shall pay his reasonable out-of-pocket expenses properly incurred in providing such assistance as they are incurred.

14.   RESTRICTIONS DURING EMPLOYMENT

         14.1 The Executive shall not during his employment with the Company, without the prior consent of the Company, be Materially Interested in any other Person where this may interfere, conflict or compete with the
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                  interests of the Company or any Associated Company or the
                  efficient performance of his duties.

         14.2 The Executive shall not during his employment with the Company, Directly or Indirectly, entice away or attempt to entice away from the Company or any Associated Company or otherwise discourage from being employed by the Company or any Associated Company any employee of the Company or of any Associated Company.

15.  CONFIDENTIALITY

         15.1 Without prejudice to the generality of the Executive's duty of good faith, during the term of his employment under this Deed of Agreement the Executive shall not, other than in the proper course of his employment, use, publish or otherwise disclose to any other Person any information relating to the Company, any Associated Company its or their clients, affairs, finances or business which:-

                  15.1.1 the Company or any Associated Company regards or may regard as confidential; or

                  15.1.2 which has been made known to the Company or any Associated Company or its or their officers, employees or agents in circumstances in which an obligation of confidentiality arose.

         15.2 Without prejudice to any obligations of confidence owed by the Executive to the Company (whether by virtue of an implied contractual duty, an equitable duty of confidence or otherwise) the Executive shall not at any time after the termination of the Executive's employment under this Deed of Agreement either use, publish or otherwise disclose to any Person any trade secrets or confidential information capable of such protection relating to the Company or any Associated Company its or their clients, affairs, finances or business and which, for the avoidance of doubt, shall include, without limitation:-

                  15.2.1 lists or details of the Company's or any Associated Company's actual or potential clients;

                  15.2.2 details of relationships or arrangements with or knowledge of the needs or requirements of the Company's or any Associated Company's actual or potential clients;

                  15.2.3 information supplied in confidence by clients or any third party to which the Company or any Associated Company owes an obligation of confidentiality;

                  15.2.4 lists of and details of contracts with the Company's or any Associated Company's Discounters;

                  15.2.5 information of a personal or otherwise of a confidential nature relating to fellow employees and/or Directors of the Company;

                  15.2.6 details of the Company's or any Associated Company's business methods, finances, prices or pricing strategy,
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                           marketing or development plans, product development
                           plans or strategies;

                  15.2.7   the Company's or any Associated Company's know-how;

                  15.2.8   confidential computer software.

                  This list is not exhaustive.

         15.3 This clause shall not apply to information which might come into the public domain other than in consequence of the Executive's default.

         15.4 The Executive shall not without the Company's prior consent communicate with the press, broadcasting or other media regarding the Company, any Associated Company or any of its or their respective clients, officers or employees.

16.  INTELLECTUAL PROPERTY

         16.1 The Executive agrees and acknowledges that because of the nature of his duties and responsibilities arising from his employment, he is under a special obligation to further the interests of the business of the Company and of any Associated Company. Consequently, any invention made by the Executive in the course of his employment shall belong to the Company.

         16.2 The Executive assigns to the Company (by way of assignment of all present and future Intellectual Property Rights) all Intellectual Property Rights that vest in the Executive in all or any Relevant Intellectual Property and the Executive agrees to disclose promptly to the Company any such Relevant Intellectual Property.

         16.3 The Executive agrees to waive any moral rights including any rights conferred by Sections 77-83 of the Copyright Designs and Patents Act 1988 he has or may have in any Relevant Intellectual Property against the Company, any Associated Company, its or their employees, officers or agents.

         16.4 The Executive agrees, at the Company's request, to exercise during his employment by the Company or at any time after the Termination Date any moral rights he has or may have pursuant to Sections 77-83 of the Copyright Designs and Patents Act 1988 or otherwise in any Relevant Intellectual Property against such third party as the Company shall request and in accordance with the Company's directions and the Executive agrees not to exercise such moral rights other than in accordance with this Clause.

         16.5 The Executive agrees that he will execute such deeds and documents and do such other acts and things as may be necessary or desirable in the opinion of the Company to substantiate, protect and/or maintain the Intellectual Property Rights of the Company. The Executive acknowledges that, save as provided for by law, no further remuneration or compensation other than that provided for in this Deed of Agreement is or may become due to the Executive in respect of the performance of his obligations under this Clause. The assignment contained in this Clause shall not be affected by reason of the termination of this Deed of Agreement.

         16.6 Decisions as to the substantiation, protection and/or maintenance of any Intellectual Property Rights in any Intellectual Property originated by the Executive shall be at the sole discretion, without obligation, of the Company and the Executive agrees that he shall have no claim or other right of action against the Company should it decide not to substantiate, protect or maintain any Intellectual Property Rights originated wholly or partly by the Executive.

         16.7 The Executive appoints the Company to be his attorney in his name and on his behalf to execute, sign and do all such deeds, instruments or things and generally to use the Executive's name for the purposes of giving to the Company or its nominee the full benefit of rights conferred under this Clause.

         16.8 The Executive agrees to offer to the Company on arm's length terms to be agreed with the Company, and to give the Company a reasonable opportunity to acquire, any Intellectual Property Rights in any Relevant Intellectual Property which do not vest in the Company immediately such Intellectual Property Rights shall come into effect and in the absence of agreement such terms shall be determined by an arbitrator appointed by agreement between the Company and the Executive (or in the absence of agreement by the auditors of the Company) whose costs shall be borne equally by the Company and the Executive.

17.  RESTRICTIVE COVENANTS

         17.1 The Executive agrees with and undertakes to the Company for itself and as agent for every Associated Company that he will not Directly or Indirectly following the Termination Date:-

                  17.1.1 for the period of 12 months be Materially Interested in any Person providing Restricted Goods and/or Services within the Restricted Area in competition with the Company or any Relevant Associated Company;

                  17.1.2 for the period of 12 months entice away or endeavour or attempt to entice away from the Company or any Relevant Associated Company the Restricted Business;

                  17.1.3 for the period of 12 months solicit or attempt or endeavour to solicit the custom of any Customer in competition with the Company or any Relevant Associated Company in order to supply Restricted Goods and/or Services within the Restricted Area;
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                                     - 13 -


                  17.1.4 for the period of 12 months supply Restricted Goods and/or Services to any Customer in competition with the Company or any Relevant Associated Company;

                  17.1.5 for the period of 12 months solicit or entice away from the Company or any Relevant Associated Company any Key Person;

                  17.1.6 for the period of 12 months offer employment to or employ or enter into partnership or association with (or offer so to do) or retain the services (or offer to do so) whether as agent, consultant or otherwise of any Key Person; or

                  17.1.7 for the period of 12 months solicit or attempt to solicit or accept of place orders for or in any way interfere with the supply or goods or services from any Discounter where as a consequence such Discounter may or is likely to cease supplying, reduce its supply to or vary detrimentally the terms on which it supplies such goods or services to the Company or any Relevant Associated Company or any Joint Venture Partner or any Licencee or any of their Customers; or

                  17.1.8 for the period of 12 months enter into contract with or otherwise deal with any Joint Venture Partner or any Licensee in competition with the Company or any relevant Associated Company.

         17.2 Each of the restrictions set out in this Clause shall be considered separate from one another and it is acknowledged that each sub-clause may contain more than one restriction. For the avoidance of doubt each restriction insofar as it applies to Associated Companies shall be separate from the equivalent restriction as it applies to the Company.

         17.3 While the restrictions set out in this Clause and the definitions of "Customer", "Key Person", "Restricted Area", "Restricted Business", "Restricted Goods and/or Services", "Joint Venture Partner", "Licencee" and "Discounter" as set out herein are considered by the parties to be reasonable in all the circumstances it is agreed that if any one or more of such restrictions or definitions shall either taken by itself or themselves together be adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Company or any Associated Company but would be adjudged reasonable if any particular restriction or definition were deleted or if any part of the wording of such restriction or definition were deleted then the parties further agree that the said restrictions and definitions shall apply with such deletions.

         17.4 The restrictions set out in this Clause shall not prevent the Executive from being a holder directly or indirectly by way of bona fide investment only and subject to prior disclosure to the Company of up to 3% of securities of any company which are listed or dealt in on any Recognised Investment Exchange.

18.  GENERAL

         18.1 This Deed of Agreement shall take effect in substitution for all previous agreements or arrangements whether written, oral or implied between the Executive and the Company relating to the services or employment of the Executive and the Executive warrants to the Company that he is not entering into this Deed of Agreement in reliance on any representation not expressly set out in this Deed of Agreement.

         18.2 The Executive shall not make at any time, either during his employment or at any time after its termination, any statement or permit or authorise any statement to be made which is calculated or reasonably likely to damage the reputation or cause other damage to the Company, any Associated Company or its or their employees or officers.

         18.3 The Executive shall not at any time after the termination of his employment with the Company wrongfully represent himself as being employed by or otherwise connected in any way with the Company or any Associated Company.

         18.4 The failure or delay by either party in exercising any rights under this Deed of Agreement shall not operate as a waiver of such rights and also any single or partial exercise by either party of any right shall not preclude any further exercise of such rights or any other rights.

         18.5 The Executive warrants that he is not subject to any agreement, arrangement or understanding or subject to any other restriction which in any way directly or indirectly restricts or prohibits him from entering into this Deed of Agreement or from fully performing his duties and responsibilities set out in this Deed of Agreement.

         18.6 The various clauses, sub-clauses, paragraphs, sub-paragraphs, phrases and sentences in this Deed of Agreement are severable and if any clause, sub-clause, paragraph or sub-paragraph or any identifiable part is held to be invalid, void or unenforceable by any Court, Tribunal or other body or person of competent jurisdiction, this shall not affect the validity or enforceability of the remaining provisions or identifiable parts.

         18.7 The construction, validity and performance of this Deed of Agreement shall be governed by the laws of England and Wales and the parties submit to the non-exclusive jurisdiction of the Courts of England and Wales as regards any claim or matter arising in respect of this Deed of Agreement.

         18.8 No variation or amendment to this Deed of Agreement shall be legally binding unless and until such variation or amendment is confirmed in writing and signed by the Executive and a duly authorised representative of the Company.

         18.9 References in this Deed of Agreement to statutes or other legislation shall include any statute or legislation modifying, re-enacting or made pursuant to such statute or legislation.

         18.10 Headings are for ease of reference and shall not be taken into account in the construction of this Deed of Agreement.

         18.11 The Schedule annexed to this Deed of Agreement forms an integral part of this Deed of Agreement and any reference to this Deed of Agreement shall be deemed to include a reference to the Schedule.

         18.12 There are no collective agreements which affect the Executive's employment.

19.  NOTICE

         19.1 Any notice required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly served if hand delivered or sent by facsimile or first class post addressed to the relevant party's address as specified in this Agreement or such other address as such party may designate from time to time and in the case of the Company, marked for the attention of the Company Secretary.

         19.2     Any notice shall be deemed to have been served:-

                  19.2.1 if hand delivered, at the time of delivery (excluding weekends and public holidays);

                  19.2.2 if sent by facsimile, at the time of transmission (excluding weekends and public holidays);

                  19.2.3 if sent by post in the United Kingdom, 48 hours after posting (excluding weekends and public holidays),

provided that delivery or transmission outside business hours shall be deemed to have been served on the next business day.

THIS DEED OF AGREEMENT is executed as a Deed and is delivered on the date set out at the commencement of this Deed of Agreement.

                                   SCHEDULE 1

DEFINITIONS

In this Agreement the following words or phrases shall, unless the context requires otherwise, have the following meanings:

"ASSOCIATED COMPANY"

means a subsidiary of the Company, or a holding company of the Company, or another subsidiary of a holding company of the Company or which is an "associated undertaking" of the Company within the meaning of Paragraph 20(1) of
Schedule 4A of the Companies Act 1985 where "subsidiary" and "holding company" have the meanings given by Section 736 of the Companies Act 1985 and any other company designated by the Company as an Associated Company;

"THE BOARD"

means the Board of Directors of the Company (or any director or committee of directors authorised by the Board of Directors of the Company);

"CUSTOMER"

means any Person who or which at any time during the period of 12 months immediately prior to the Termination Date was the holder of a discount or other card issued by the Company or any Relevant Associated Company or who otherwise was entitled to receive the benefit of their schemes for members;

"DIRECTLY OR INDIRECTLY"

means (without prejudice to the generality of the expression) whether as principal or agent; whether alone, jointly, in partnership with another or for or on behalf of another; whether as a shareholder, director (including a shadow director), agent, principal, partner, consultant, employee or otherwise; or by virtue of providing financial assistance;

"DISCOUNTER"

means any Person who or which at any time during the period of 12 months prior to the Termination Date has agreed to provide or provided goods and/or services and/or concessions (by way of discount or otherwise) to Customers and/or to the Company and/or to any Relevant Associated Company and/or to any Licencee and/or to any Joint Venture Partner whether on favourable terms or otherwise;

"INTELLECTUAL PROPERTY"

includes (without prejudice to the generality of the expression) inventions, designs, processes, notations, improvements, know-how, goodwill, reputation, get-up, trade names, trade marks, logos, devices, plans, computer software, models and literary, dramatic, musical and artistic works as defined by the Copyright Designs and Patents Act 1988;

"INTELLECTUAL PROPERTY RIGHTS"

means the following rights for the full period such rights subsist and all extensions and renewals of such rights in any part of the world:

         (a)      copyright;

         (b)      design rights (whether or not registered);

         (c) all accrued goodwill in any trade or service name (whether or not registered), trading style or get-up;

         (d)      any patents or patent applications;

         (e) any trade or service marks (whether or not registered) including applications for such marks;

         (f)      all other industrial or intellectual property rights;

         (g) rights under any licence or other agreement granted by or to any other Person in respect of the use of any of the rights listed above;

"JOINT VENTURE PARTNER"

means any Person

         (a) with whom the Company or any Relevant Associated Company has entered into a joint venture agreement for:-

                  (i) the development and/or exploitation of a business or businesses the same as or similar to the Restricted Business and/or;

                  (ii) the use and/or exploitation of the Intellectual Property Rights owned or used by the Company or any Relevant Associated Company; and

         (b) with whom the Executive shall have had dealings in the course of his employment under this Agreement;

"KEY PERSON"

means a person who was at any time during the period of 12 months immediately prior to the Termination Date engaged or employed as an employee in a senior position in receipt of remuneration of over (pound)25,000 per annum, director, consultant (other than a professional adviser) or agent of the Company or any Associated Company and who was a person with whom the Executive personally dealt during his employment by the Company;

"LICENCEE"

means any Person:-

         (a) with or whom the Company or any Relevant Associated Company has entered into a licence agreement for:-

                  (i) the development and/or exploitation of a business or businesses the same or similar to the Restricted Business and/or;

                  (ii) the use and/or exploitation of the Intellectual Property Rights owned by or used by the Company or any Relevant Associated Company; and

         (b) with whom the Executive shall have had dealings in the course of his employment under this Agreement;

"MATERIALLY INTERESTED"

means employed or engaged by or concerned or interested in (whether directly or indirectly) other than as a shareholder holding directly or indirectly by way of bona fide investment only and subject to prior disclosure to the Company up to 3% in nominal value of the issue shares or other securities of any class of any company listed or dealt in on any Recognised Investment Exchange;

"ORIGINATE"

means (without prejudice to the generality of the word) originate, compose, write, invent, create, generate, discover, design, develop or manufacture;

"PERSON"

means person, firm, company, association, corporation or other organisation or entity;

"RECOGNISED INVESTMENT EXCHANGE"

means a body which is a recognised investment exchange for the purposes of the Financial Services Act 1986;

"RELEVANT ASSOCIATED COMPANY"

means any Associated Company to which the Executive has rendered services both in the period of 12 months immediately prior to the Termination Date and in the course of his employment by the Company;

"RELEVANT INTELLECTUAL PROPERTY"

means Intellectual Property Originated by the Executive during the term of his employment by the Company (whether in the course of his employment or otherwise and whether alone or in conjunction with another Person or other Persons) but excluding any Intellectual Property Originated by the Executive during the term of his employment but outside the course of his employment where such work either:-

         (a) does not directly or indirectly relate to the business of the Company or any Associated Company; or

         (b) could not be used by or from which no benefit could be acquired by the Company or any Associated Company in the course of its or their business.

"RESTRICTED AREA"

means the United Kingdom and any other geographical area in which the Company or any Relevant Associated Company provides goods and/or services and in the supply of which the Executive has had material involvement;

"RESTRICTED BUSINESS"

means the business of the Company or any Relevant Associated Company within a period of 12 months prior to the Termination Date;

"RESTRICTED GOODS AND/OR SERVICES"

means goods and/or services of a type or which compete with those:-

         (a) provided by the Company or any Relevant Associated Company in the ordinary course of its or their business during the period of 12 months immediately prior to the Termination Date; and

         (b) in the provision of which the Executive was concerned or engaged during his employment by the Company;

"TERMINATION DATE"

means the date of the termination of the Executive's employment with the Company.

EXECUTED and DELIVERED as a Deed by the Company in the presence of:

P Harrison                                        Director

                                                  Director/Secretary






SIGNED and DELIVERED as a Deed by the Executive in the presence of:

Simon Witney
222 Gray's Inn Road
London  WC1
Solicitor